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                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement of Peptide Therapeutics Group plc on Form S-8 of our report dated March l, 1999 (which report contains an explanatory paragraph concerning substantial doubt about OraVax's ability to continue as a going concern) relating to the financial statements of OraVax, Inc., which appears in Peptide Therapeutics Group plc's filing on Form F-4 (File No. 333-72077).

We also hereby consent to the incorporation Group by reference in this Registration Statement of our report dated March l, 1999 relating to the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. (both development stage enterprises), which also appears in Peptide Therapeutics Group plc's filing on Form F-4 (File No. 333-72077).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
May 10, 1999